                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 15, 2005

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

          OHIO                          0-49619                  31-1795575
------------------------         ---------------------       -------------------
(State of Incorporation)         (Commission File No.)          (IRS Employer
                                                             Identification No.)

                             635 South Market Street
                                Troy, Ohio 45373
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 937.339.5000


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Item 8.01   Other Events.

            The following was contained in a press release issued by Peoples Ohio Financial Corporation on August 15, 2005:

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                                   FISCAL 2005

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $1,790,000 for the year ended June 30, 2005, an increase of $159,000, or 9.7%, from the $1,631,000 reported for the same period in fiscal 2004. Basic earnings per share were $0.25 for the year ended June 30, 2005, compared to $0.22 for the year ended June 30, 2004. Fully diluted earnings per share were $0.24 for the year ended June 30, 2005, compared to $0.22 the year ended June 30, 2004.

Net interest income was $7,134,000 for the year ended June 30, 2005, $183,000 or 2.6%, greater than the $6,951,000 reported for the year ended June 30, 2004. Total interest income remained steady at $11,060,000 for the year ended June 30, 2005, compared to the $11,095,000 reported during the year ended June 30, 2004, as increases in average loans outstanding were offset by declines in the average yield on those loan s. The decline in interest income was offset by a $218,000 or 5.3% reduction in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income was $2,072,000 for fiscal 2005, compared to the $2,174,000 recorded for the year ended June 30, 2004, primarily due to two factors. During fiscal 2004, the Company recognized a $68,000 gain on the sale of securities. No sales of securities occurred during fiscal 2005. In addition, the Company experienced an $89,000 decline in revenue generated from fiduciary activities during 2005.

Noninterest expense was $6,405,000 for the year ended 2005 compared to the $6,420,000 reported for the year ended June 30, 2004, as management continued its focus on controlling noninterest expense.

Total assets at June 30, 2005 were $199.9 million, compared to $193.2 million at June 30, 2004, as the Bank used proceeds from maturities in its investment security portfolio and growth in deposits to fund loan growth and repay borrowings from the Federal Home Loan Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
June 30, 2005 and June 30, 2004
(in thousands)

                                                   June 30, 2005       June 30, 2004
                                                   -------------       -------------
                                                    (unaudited)
Assets
 Cash and Cash equivalents                           $  8,992            $ 10,875
 Investment securities                                  4,422              16,242
 Loans, net                                           171,187             150,735
 FHLB stock                                             5,736               5,487
 Bank-owned life insurance                              4,362               4,196
 Other assets                                           5,182               5,661
                                                     --------            --------
     Total assets                                    $199,881            $193,196
                                                     ========            ========

Liabilities and shareholders' equity
 Deposits                                            $126,520            $114,223
 FHLB borrowings                                       46,123              53,295
 Other liabilities                                      1,813                 821
                                                     --------            --------
      Total liabilities                               174,456             168,339
 Equity from ESOP shares                                  500                 466
 Shareholders' equity                                  24,925              24,391
                                                     --------            --------
      Total liabilities and shareholders' equity     $199,881            $193,196
                                                     ========            ========



Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the year ended June 30
(unaudited, in thousands, except share data)



                                                              Year ended         Year ended
                                                             June 30, 2005      June 30, 2004
                                                             -------------      -------------
Interest income                                                 $11,060            $11,095
Interest expense                                                  3,926              4,144
                                                                -------            -------
   Net interest income                                            7,134              6,951
Provision for loan losses                                           183                330
                                                                -------            -------
   Net interest income after provision for loan loss              6,951              6,621
Noninterest income                                                2,072              2,174
Noninterest expense                                               6,405              6,420
Income tax expense                                                  828                744
                                                                -------            -------
     Net income                                                 $ 1,790            $ 1,631
                                                                =======            =======
Earnings per share:
   Basic                                                        $  0.25            $  0.22
                                                                =======            =======
   Diluted                                                      $  0.24            $  0.22
                                                                =======            =======
Dividends per share                                             $  0.13            $  0.12
                                                                =======            =======



Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Three Months Ended June 30
(unaudited, in thousands, except share data)

                                                             Quarter ended      Quarter ended
                                                             June 30, 2005      June 30, 2004
                                                             -------------      -------------
Interest income                                                 $ 2,838            $ 2,682
Interest expense                                                    979                955
                                                                -------            -------
   Net interest income                                            1,859              1,727
Provision for loan losses                                            93                230
                                                                -------            -------
   Net interest income after provision for loan loss              1,766              1,497
Noninterest income                                                  560                590
Noninterest expense                                               1,640              1,631
Income tax expense                                                  199                134
                                                                -------            -------
     Net income                                                 $   487            $   322
                                                                =======            =======
Earnings per share:
   Basic                                                        $  0.07            $  0.04
                                                                =======            =======
   Diluted                                                      $  0.07            $  0.05
                                                                =======            =======


Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                                    As of                 As of
                                                June 30, 2005         June 30, 2004
                                                -------------         -------------
Total assets                                      $ 199,881             $ 193,196
Investment securities                                 4,422                16,242
Total loans                                         171,912               151,783
Allowance for loan losses                               725                 1,048
ALL to total loans                                    0.42%                 0.69%
Non-performing assets                                  $680                  $869


-------------------------------------------------------------------------------
                  Year ended June 30, 2005           Year ended June 30, 2004
-------------------------------------------------------------------------------
ROA                         0.93%                              0.82%
-------------------------------------------------------------------------------
ROE                         7.29%                              6.57%
-------------------------------------------------------------------------------


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                              By: /s/ Ronald B. Scott
                                                  ---------------------------
                                                  Ronald B. Scott
                                                  President

Date:  August 15, 2005